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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [ ]    Filed by a Party other than the Registrant [X]

Check the appropriate box:

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[ ]   Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-12

                               CLARUS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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       to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated



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       and state how it was determined):

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                        KANDERS NOMINEES RECEIVE SUPPORT
                           FROM COLUMBIA PARTNERS LLC,
                             A 5% CLARUS STOCKHOLDER

                         ------------------------------

          TO VOTE GREEN, CALL MACKENZIE PARTNERS, INC. AT 800-322-2885

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Greenwich, Connecticut, May 20, 2002: Warren B. Kanders, Burtt R. Ehrlich and
Nicholas Sokolow (the "Kanders Nominees"), who collectively own approximately 5.6% of the outstanding common stock of Clarus Corporation (NASDAQ: CLRS) ("Clarus"), welcome the announcement of Columbia Partners LLC ("Columbia") of Columbia's support of the Kanders Nominees at the upcoming annual meeting of stockholders of Clarus. Columbia owns just under 5% of the outstanding shares of Clarus.

A spokesperson for Columbia stated, "After carefully considering all nominees to the Clarus Board, we believe that the best interests of the shareholders that we represent are served by voting on behalf of the Kanders Nominees. We are pleased to support the Kanders Nominees in their bid to be elected to Clarus' Board."

Warren Kanders said, "We are gratified by the support from Columbia and other large institutional stockholders. We will press management to consummate a sale of the Company for the best possible price."

THE KANDERS NOMINEES STRONGLY RECOMMEND THAT YOU VOTE TO PROTECT YOUR INTEREST AS A CLARUS STOCKHOLDER BY SIGNING, DATING AND RETURNING THE GREEN PROXY CARD.

Messrs. Kanders, Ehrlich and Sokolow have filed a definitive proxy statement (the "proxy statement") with the Securities and Exchange Commission (the "Commission"). Please read the proxy statement carefully because it contains important information, including information regarding Messrs. Kanders, Ehrlich and Sokolow. You may obtain a free copy of this press release and the proxy statement at the Commission's website at A free copy of this press release and the proxy statement may also be obtained from MacKenzie Partners, Inc. at 105 Madison Avenue, New York, NY 10016, toll free telephone number: (800) 322-2885.